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                                                                  EXHIBIT NO. 11

                          GOLDEN PHARMACEUTICALS, INC.

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
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

                                                                                   Nine months Ended
                                                                                   -----------------
                                                                                        May 31,
                                                                              1997                    1996
                                                                        -------------           -----------------
Shares of common stock and
  equivalents outstanding at
  beginning of period                                                     121,086,155                105,607,852

Weighted-average shares or
  equivalents issued during
  the period                                                                  576,724                  2,342,211

Weighted-average shares or
  equivalents canceled during
  the period                                                                     -                      (134,149)

Weighted-average shares assumed
  issued under stock option plans
  during the period                                                                 0                  4,800,000
                                                                          -----------               ------------

Average common and common
  stock equivalents
  outstanding                                                             121,662,879                112,615,914
                                                                         ============               ============

Income before minority interest                                            $4,525,275                  $(400,845)

Minority interest                                                             (67,733)                         0
                                                                         ------------               ------------


Net Income                                                               $  4,455,112               $   (400,845)
                                                                         ============               ============

Earnings per share:
Income before minority interest                                          $       .037               $          *

Minority interest                                                                   *                          *
                                                                         ------------

Earnings per share                                                       $       .037               $          *
                                                                         ============               ============
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*    Less than $.01 per share